                                                                   Exhibit 10.39


                             BARNESANDNOBLE.COM LLC
                               AFFILIATE AGREEMENT

         BARNESANDNOBLE.COM LLC AFFILIATE AGREEMENT, dated as of March 10, 1999, between Streamline, Inc., a Delaware corporation (the "Company"), and barnesandnoble.com llc, a Delaware limited liability company ("B&N").

                              W I T N E S S E T H:

         WHEREAS, the Company has a web site, "www.streamline.com," on the World Wide Web (the "Company Site"), and B&N, among other things, sells and provides information regarding books, magazines and software (the "B&N Products") on its web site, "bamesandnoble.com," on the World Wide Web (the "B&N Site") (the Company Site and the B&N Site, each individually a "Site"); and

         WHEREAS, B&N has organized a network of affiliated web sites (the "Affiliates Program") through which the B&N Site is linked to a participating affiliate's site for the purpose of, among other things, establishing B&N as the exclusive online seller of the B&N Products on the affiliate's site; and

         WHEREAS, the parties hereto desire that the Company participate in the Affiliates Program as a co-branded site (as described in Section 2 hereof) pursuant to which hyperlinks will be established between the B&N Site and the Company Site all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. EXCLUSIVE BOOKSELLER; ADDITIONAL SITES. a. During the Term (as hereinafter defined), B&N shall be the exclusive online bookseller on the Company Site. The Company shall not directly or indirectly permit any other person or entity to sell books online in any area of the Company Site. In furtherance and not in limitation of the foregoing, the Company shall not create a link in any area of the Company Site directly or indirectly enabling any other person or entity to sell books online.

                  b. In no event shall the Company sell advertising space to, accept advertising from, or allow any form of advertisement to be placed on pages of the Company Site for or relating to any B&N Competitor. For purposes herein, a "B&N Competitor" shall mean (i) any of the entities set forth on Exhibit A attached hereto (as such Exhibit is amended from time to time by B&N, subject to the Company's approval, which shall not be unreasonably withheld), and (ii) any individual, web site or other entity, whether or not having distinct legal personality, that is primarily known as a seller of books (whether in print, audio, electronic or other format) and which has as its core business activity the sale of books generally to the public (e.g., book targeted specifically to the medical industry would not constitute a B&N Competitor).

                  c. With B&N's approval, which shall not be unreasonably withheld, the Company shall be permitted to include additional web sites owned or operated by the Company (or any of its subsidiaries or affiliates) to participate as co-branded sites. Each such co-branded relationship shall be on the same terms and conditions contained herein unless otherwise agreed to by the parties hereto.

         2. PROMOTION OF OUR AFFILIATE RELATIONSHIP:

                  a. LINKS: As promptly as practicable after the date hereof, B&N will make available to the Company graphic and/or textual links (each of which is referred to herein as a "Link" and are collectively referred to herein as "Links"), which, subject to the terms and conditions hereof, shall be displayed on the Company Site. The Links will serve to identify the Company Site as a member of the B&N Affiliates Program and will establish a direct hyperlink connection from the Company Site to the B&N Site. The Company will display such Links on the Company Site as promptly as practicable after the Links are made available by B&N.

                  b. AGREEMENTS REGARDING LINKS:

                           i. The Company agrees that it will cooperate fully
with B&N in order to establish and maintain the Links. The Company also agrees to display on the Company Site only those images (indicating a Link) which are provided by B&N, and will substitute such images with any new images provided by B&N from time to time throughout the Term of this Agreement. The Company shall display such images prominently in relevant sections of the Company Site.

                           ii. All links to the B&N Site may be modified and/or
expanded from time to time throughout the Term of this Agreement pursuant to the mutual agreement of the parties hereto. Each B&N Link linking users of the Company Site to the pertinent area of the B&N Site will in no way alter the look, feel or functionality of the B&N site, and will display the look and feel of each such B&N Site area, which shall include, but not be limited to, page for-mat, navigational bars, colors, fonts, the B&N logo, all hyperlinks appearing on the linked B&N Site area and, in general, the overall design of the B&N Site.

         3. RESPONSIBILITIES OF B&N: a. B&N will be responsible for providing link access in connection with each Link and shall provide the Company with all necessary technology in connection therewith. In addition, B&N will also make available to the Company the format of B&N's customized search engine for use on the Company Site so that users of the Company Site can access the B&N Site to conduct book searches. B&N will be solely responsible for processing every order placed by a customer following a Link from the Company Site, for tracking the volume and amount of sales generated by the Company Site, and for providing information to the Company regarding sales statistics, B&N will be responsible for order entry, payment processing, shipping, cancellations, returns, and related customer service.

                  b. B&N shall, with the assistance of the Company, activate on the B&N Site one "Go back to www.streamline.com" link, which shall be provided by the Company, which will allow users of the Company Site who connected to the B&N Site through a Link ("Linked Users") to return to the Company Site. Such "Go back to www.streamline.com" links will appear on each page of the B&N Site which is visited by the Linked User at the time such page is visited by the Linked User.

         4. ADDITIONAL RESPONSIBILITIES AND OPPORTUNITIES OF THE
CO-BRANDED SITE.

                  a. The Company shall be solely responsible for the development and operation of the Company Site. The Company shall be solely responsible for ensuring that all materials on the Company Site comply with all applicable copyright, libel and other applicable laws. B&N will not be responsible for the use by the Company of another party's copyrighted or other proprietary material in violation of the law.

                  b. The Company may have the option, subject to B&N's approval, to create a bookstore on the Company Site which may contain Links and/or links to the B&N search engine. The Company and B&N shall work together to create such bookstore on the Company Site.

                  c. In connection with B&N Site sweepstakes contests and special promotions offered by B&N, if any, B&N shall make such contests and promotions available to users of the Company Site and the Company may promote such sweepstakes and promotions on the Company Site as the parties shall mutually agree.

                  d. At such time as B&N procures advertising business from third parties in connection with B&N's Affiliate Advertising Network, the Company shall have the opportunity to participate in such Affiliate Advertising Network at no additional cost to the Company. As a participant, the Company shall be entitled to receive thirty percent (30%) of the total "net revenues" collected by B&N from advertisers in connection with such Affiliate Advertising Network; provided, that, the Company's participation in the network, the calculation of "net revenues," and the manner of payment by B&N all shall be in accordance with the terms and conditions of the B&N Affiliate Advertising Network. Nothing in the foregoing is intended, however, to obligate B&N to establish such Affiliate Advertising Network.

         5. ENROLLMENT IN THE AFFILIATES PROGRAM. The Company shall submit a complete Affiliates Program/Co-Branded Site application via the B&N Site. B&N will evaluate the application in good faith and will notify the Company of its acceptance or rejection in a timely manner. B&N may reject the application if B&N determines (in its sole discretion) that the Company Site is unsuitable for the Affiliates Program for any reason, including, but not limited to, inclusion of content that is in any way unlawful, harmful, threatening, defamatory, obscene, harassing, or racially, ethnically or otherwise objectionable. If B&N rejects the Company's application, the Company may re-apply to the Affiliates Program at any time.

         6. SITE RESPONSIBILITY. a. Each party will be solely responsible for the development, operation and maintenance of its Site and for all materials that appear on its Site. Such responsibilities include, but are not limited to:


-        the technical operation of its Site and all related equipment;
-        the accuracy and appropriateness of materials posted on its Site;
- for ensuring that materials posted on its Site do not violate any law, rule or regulation, or infringe upon the rights of any third party (including, for example, copyright, trademarks, privacy or other personal or proprietary rights); and
- for ensuring that materials posted on its Site are not libelous or otherwise illegal.

                  b. Each party disclaims all liability for all such matters with respect to the other party's Site. Further, each party (the "Indemnifying Party") will indemnify and hold the other party harmless from all claims, damages and expenses (including, without limitation, attorneys' fees) relating to the development, operation, maintenance and Content (as defined below) of the Indemnifying Party's Site.

                  c. For purposes herein, "Content" shall mean B&N Content or Company Content, as the case may be, as defined below.

                           i. "B&N Content" shall mean proprietary content of
B&N contained on the B&N Site and shall include only that content created by B&N, its employees or other persons contractually bound to B&N to create such content. In no event shall the term B&N Content be deemed to include any content created or transmitted by users of the B&N Site.

                           ii. "Company Content" shall mean proprietary content
of the Company contained on the Company Site and shall include only that content created by the Company, its employees or other persons contractually bound to the Company to create such content. In no event shall the term Company Content be deemed to include any content created or transmitted by users of the Company Site.

         7. LICENSES. a. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions of Section 12 hereof, B&N hereby grants to the Company a non-exclusive, non-transferable license to reproduce and display all logos, trademarks, trade names and similar identifying material relating to B&N (the "B&N Trademarks") solely in connection with the promotion, marketing and distribution of the Company Site, provided, however, that the Company shall not make any specific use of any B&N Trademark without first submitting a sample of such to B&N and obtaining B&N's prior consent, which consent shall not be unreasonably withheld. Such license shall terminate upon the effective date of the expiration or termination of this Agreement.

                  b. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions of Section 12 hereof, the Company hereby grants to B&N a non-exclusive non-transferable license to reproduce and display all logos, trademarks, trade names and similar identifying material relating to the Company (the "Company Trademarks") to advertise, market, promote and publicize B&N's exclusive rights hereunder; provided, however, that nothing herein shall be deemed to require B&N to so advertise, market, promote or publicize. Such license shall terminate upon the effective date of the expiration or termination of this Agreement.

         8. CONSIDERATION.

                  a. COMMISSIONS. Only B&N Products which are (i) sold by B&N,
(ii) purchased by Linked Users, (iii) shipped by B&N, and (iv) for which B&N has received full payment will qualify for a commission (each, a "Qualifying Purchase"). Commission rates will be based on the aggregate amount actually paid to B&N for Qualifying Purchases of the B&N Products, excluding amounts collected by B&N for sales taxes, duties, gift-wrapping, shipping, handling, and similar charges, amounts due to credit card fraud and bad debt, and credits for returned goods ("Net Sales"). All available items on the B&N Site will be included in the computation of Net Sales, regardless of whether the item is a "fast delivery" or "special order" item. Commission rates are as follows:

                           i. BOOKS:

                                    (1) Commission rates on books will be equal
to seven percent (7%) of Net Sales for Qualifying Purchases of books.

                           ii. MAGAZINES:

                                    (1) Commission rates on magazines will be
equal to seven percent (7%) of Net Sales for Qualifying Purchases of magazines.

                           iii. SOFTWARE:

                                    (1) Commission rates on software will be
equal to five percent (5%) of Net Sales for Qualifying Purchases of software.

                  b. PAYMENT: When the total commissions due to the Company exceed one hundred dollars ($100) for each of books, magazines and software, B&N will send a commission check for the applicable commission (less any taxes required to be withheld under applicable law) and a statement of activity to the Company. Such commission checks and statements of activity will be sent approximately thirty (30) days after the end of each three month anniversary of the date hereof.

                  c. ACCOUNTING STATISTICS. B&N will supply the Company with a password which will enable the Company to enter a password protected area on the B&N "affiliate.net" site and obtain the Company's accounting statistics as of a recent date. Such statistics shall set forth the amount of Net Sales for the B&N Products, the basis of the calculation thereof, the amount of commission payable, if any, for such period and sales/title tracking

                  d. BOOKS AND RECORDS. B&N will maintain true and correct books of account containing a record of all information necessary to calculate Net Sales for a period of one (1) year following the date of each transaction subject to this Agreement. Subject to Section 13 hereof, the Company or its agent shall be entitled to review, at its cost, during B&N's regular business hours and upon not less than three business days notice, such books and records for the purpose of verifying the accuracy of such calculation and the amount of commission payments due hereunder. Any such review will be made not more than once each year during the Term of this Agreement.

         9. POLICIES AND CUSTOMER INFORMATION. All customers, including, without limitation, Linked Users will be deemed to be customers of B&N. Accordingly, all B&N rules, policies and operating procedures concerning customer orders, customer service and book sales will apply to those customers. B&N may change its policies and operating procedures at any time. B&N will determine the prices to be charged for books and/or other merchandise sold in accordance with its own pricing policies. Prices and availability may vary from time to time. The Company shall not include price information in any descriptions on the Company Site. B&N will use commercially reasonable efforts to present accurate information, but B&N cannot guarantee the availability or price of any particular item. The parties hereto hereby agree that title to any customer information collected by B&N on the B&N Site, including but not limited to the name, address, and e-mail address of the customer, shall be owned solely by B&N.

         10. REPRESENTATIONS AND WARRANTIES. a. The Company hereby represents and warrants to B&N as follows:

                           i. This Agreement has been duly and validly executed
and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                           ii. The Company is duly incorporated, validly
existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute, deliver and perform this Agreement.

                           iii. The execution, delivery and performance by the
Company of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice, the lapse of time or both, conflict with or violate (A) any provision of law, rule or regulation to which the Company is subject, (B) any order, judgment or decree applicable to the Company or binding upon its assets or properties, (C) any provision of the bylaws or certificate of incorporation of the Company or (D) any agreement or other instrument applicable to the Company or binding upon its assets or properties.

                           iv. The Company is the sole and exclusive owner of
the Company Trademarks and/or has the right and power to license to B&N the Company Trademarks and all right, title and interest in all materials created by employees of the Company for or in connection with the Company Site, in the manner contemplated herein, and such license does not and will not (A) breach, conflict with or constitute a default under any agreement or other instrument applicable to the Company or binding upon its assets or properties, (B) infringe upon any United States trademark, trade name, service mark, copyright or other proprietary right of any other person or entity or (C) to the best of the Company's knowledge, infringe upon any non-United States trademark, trade name, service mark, copyright or other proprietary right of any other person or entity.

                           v. With respect to all matters other than non-United
States intellectual property rights, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or the taking by the Company of any other action contemplated hereby. With respect to all matters relating to non-United States intellectual property rights, to the best of the Company's knowledge, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or the taking by the Company of any other action contemplated hereby.

                           vi. There is no pending or, to the best knowledge of
the Company, threatened claim, action or proceeding against the Company, or any affiliate thereof, with respect to the execution, delivery or consummation of this Agreement and, to the best knowledge of the Company, there is no basis for any such claim, action or proceeding.

                  b. B&N hereby represents and warrants to the Company as follows:

                           i. This Agreement has been duly and validly executed
and delivered by B&N and constitutes the legal, valid and binding obligation of B&N, enforceable against B&N in accordance with its terms.

                           ii. B&N is duly incorporated, validly existing and in
good standing under the laws of the State of Delaware, and has full corporate power and authority to execute, deliver and perform this Agreement.

                           iii. The execution, delivery and performance by B&N
of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice, the lapse of time or both, conflict with or violate (A) any provision of law, rule or regulation to which B&N is subject, (B) any order, judgment or decree applicable to B&N or binding upon its assets or properties, (C) any provision of the by-laws or certificate of incorporation of B&N or (D) any agreement or other instrument applicable to B&N or binding upon its assets or properties.

                           iv. B&N is the sole and exclusive owner of the B&N
Trademarks and/or has the right and power to license to the Company the B&N Trademarks and all right, title and interest in all materials created by employees of B&N for or in connection with the B&N Site, in the manner contemplated herein, and such license does not and will not (A) breach, conflict with or constitute a default under any agreement or other instrument applicable to B&N or binding upon its assets or properties, (B) infringe upon any United States trademark, trade name, service mark, copyright or other proprietary right of any other person or entity or (C) to the best of B&N's knowledge, infringe upon any non-United States trademark, trade name, service mark, copyright or other proprietary right of any other person or entity .

                           v. With respect to all matters other than non-United
States intellectual property rights, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by B&N in connection with the execution, delivery and performance of this Agreement or the taking by B&N of any other action contemplated hereby. With respect to all matters relating to non-United States intellectual property rights, to the best of B&N's knowledge, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by B&N in connection with the execution, delivery and performance of this Agreement or the taking by B&N of any other action contemplated hereby.

                           vi. There is no pending or, to the best knowledge of
B&N, threatened claim, action or proceeding against B&N, or any affiliate thereof, with respect to the execution, delivery or consummation of this Agreement and, to the best knowledge of B&N, there is no basis for any such claim, action or proceeding.

         11. TERM; TERMINATION. a. The term of this Agreement shall commence on the date hereof and shall continue until December 31, 2000, unless earlier terminated by either party as hereinafter provided (the "Term"). Thereafter, this Agreement shall be automatically renewable for successive one year periods until either party notifies the other party of its intention to terminate this Agreement within sixty (60) days prior to the expiration of the then current term.

                  b. Either party shall have the right to terminate this Agreement by delivery of written notice of termination to the other party hereto in the event such other party materially breaches any representation, warranty, covenant or agreement made by it hereunder or otherwise fails to perform any of its material obligations hereunder and such breach or failure is not cured within ten (10) days after delivery of such notice; provided, however, that each party shall be entitled to terminate this Agreement effective upon delivery of notice in the event of a breach by the other party of the provisions of Sections 13 or 14 hereof.

                  c. Either party shall have the right to terminate this Agreement without cause by delivery of ninety (90) days written notice of termination to the other party hereto.

                  d. If either party shall cease to exist, or if any law prohibits online commerce such as that conducted by B&N, this Agreement shall automatically terminate.

                  e. The Company is only eligible to earn commissions on Qualifying Purchases for which the order occurred during the Term, and commissions earned through the date of termination will remain payable only if the related merchandise orders are not canceled or returned. B&N may withhold the Company's final payment for a reasonable time to ensure that the correct amount is paid.

                  f. Except as otherwise provided in this Agreement, upon such effective date of termination, each party's rights and obligations hereunder shall terminate; provided, however, that the rights and obligations of the parties hereto under Section 6 and Sections 12 through 17 hereof shall survive such expiration and termination.

         12. TRADEMARKS. Each party hereby covenants and agrees that the trademarks, trade names, service marks, copyrights and other proprietary rights of the other party are and shall remain the sole and exclusive property of that party and neither party shall hold itself out as having any ownership rights with respect thereto or except as specifically granted hereunder, any other rights therein. Any and all goodwill associated with any such rights shall inure directly and exclusively to the benefit of the owner thereof.

         13. CONFIDENTIALITY. Except as otherwise provided in this Agreement or with the consent of the other party hereto, each of the Company and B&N agrees that all information including, without limitation, the terms of this Agreement, business and financial information, customer and vendor lists and pricing and sales information, concerning B&N or the Company, respectively, or any of its affiliates provided by or on behalf of any of them shall remain strictly confidential and secret and shall not be utilized, directly or indirectly, by such party for its own business purposes or for any other purpose except and solely to the extent that any such information is generally known or available to the public through a source or sources other than such party hereto or its affiliates. Notwithstanding the foregoing, each party is hereby authorized to deliver a copy of any such information (a) to any person pursuant to a subpoena issued by any court or administrative agency, (b) to its accountants, attorneys or other agents on a confidential basis and (c) otherwise as required by applicable law, rule, regulation or legal process including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         14. PUBLICITY.

                  a. Notwithstanding the provisions of Section 13 hereof, promptly after the execution of this Agreement, the parties shall jointly create a press release describing the terms of the relationship between the parties that has been established by this Agreement.

                  b. Subject to Section 13 hereof and clause (a) above, neither party shall (i) create, publish, distribute or permit any written material which makes reference to the other party hereto without first submitting such material to the other party and receiving the prior written consent of such party, which consent shall not be unreasonably withheld or delayed, nor (ii) disclose to the public or any third party the relationship between them or the transactions contemplated by this Agreement without receiving the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

         15. INDEMNIFICATION. Each Indemnifying Party (as defined above) hereby agrees to indemnify and hold harmless the other party and its subsidiaries and affiliates, and their respective directors, officers, employees, agents, shareholders, partners, members and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs and expenses (including reasonable attorneys' fees) (any or all of the foregoing hereinafter referred to as "Losses") insofar as such Losses (or actions in respect thereof) arise out of or are based on any representation or warranty made by the Indemnifying Party being untrue or any breach by the Indemnifying Party of any covenant or agreement made by it herein.

         16. LIMITATION OF LIABILITY. a. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY

DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF REVENUE OR
LOST PROFITS, ARISING FROM ANY PROVISION OF THIS AGREEMENT, EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  b. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

         17. DISCLAIMERS. B&N makes no express or implied warranties or representations with respect to the Affiliates Program or any items sold through the Affiliates Program (including, without limitation, warranties of fitness, merchantability, non-infringement or any implied warranties arising out of course of performance, dealing or trade usage). In addition, B&N makes no representation that the operation of the B&N Site will be uninterrupted or error free, and B&N will not be liable for the consequences of any interruptions or errors.

         18. INDEPENDENT INVESTIGATION. The Company acknowledges that it has read this Agreement and agrees to all its terms and conditions. The Company has independently evaluated the desirability of participating in the Affiliates Program and is not relying on any representation, guarantee or statement other than as set forth in this Agreement.

         19. MISCELLANEOUS. a. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof.

                  b. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreement, written and oral, with respect thereto. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by both parties.

                  c. Any and all notices and other communications to either party hereunder shall be in writing and deemed delivered (i) upon receipt if by hand, overnight courier or telecopy (provided that in the event of a telecopy, concurrently therewith a copy is mailed in accordance with clause (ii) hereof) and (ii) three days after mailing by first class, certified mail, postage prepaid, return receipt requested (1) if to the Company to Streamline, Inc., 27 Dartmouth Street, Westwood, MA 02090, attention Lauren Farrell, Associate Vice President & Controller, telecopier no.:

781-407-1946, and (2) if to B&N to 76 Ninth Avenue, New York, New York 100 11, attention: Vice President, New Business Development, telecopier no.:
212-414-6120, or to such other address for a party as shall be specified by like notice.

                  d. This Agreement does not constitute either party an agent, legal representative, joint venturer, partner or employee of the other for any purpose whatsoever and neither party is in any way authorized to make any contract, agreement, warranty or representation or to create any obligation, express or implied, on behalf of the other party hereto.

                  e. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

                  f. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and permitted assigns; provided, however, that neither party shall have the right to assign its rights or obligations hereunder to any other person or entity except that B&N may assign its rights and obligations hereunder to a subsidiary or affiliate of B&N provided that B&N remains jointly and severally liable with respect to such obligations.

                  g. Each provision of this Agreement shall be considered severable and if, for any reason, any provision hereof is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation of any court or agency having valid jurisdiction, such shall not impair the operation or affect the remaining provisions of this Agreement; and the latter shall continue to be given full force and effect and bind the parties hereto and such invalid provisions shall be deemed not to be a part of this Agreement.

                  h. Neither party shall be liable to fulfill its obligations hereunder, or for delays in performance, due to causes beyond its reasonable control, including, but not limited to, acts of God, acts or omissions of civil or military authority, fires, strikes, floods, epidemics, riots or acts of war.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   STREAMLINE, INC.


                                   By:   /s/ Timothy A. DeMello
                                      ------------------------------------------
                                          Timothy A. DeMello
                                          President


                                   BARNESAND NOBLE.COM LLC


                                   By:  /s/ Carl Rosendorf
                                      ------------------------------------------
                                          Carl Rosendorf
                                          Vice President, New Business
                                          Development

                                    EXHIBIT A

                                 B&N COMPETITORS

Amazon.com
Books.com
Borders.com
Books-a-Million
Buy.com